EXHIBIT 23

       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the:

1. Registration Statement (Form S-8 No. 2-76789) pertaining to the Reynolds Metals Company 1982 Nonqualified Stock
    Option Plan;

2. Registration Statement (Form S-8 No. 33-13822) pertaining to the Reynolds Metals Company 1987 Nonqualified Stock
    Option Plan;

3. Registration Statement (Form S-8 No. 33-44400) pertaining to the Reynolds Metals Company 1992 Nonqualified Stock
    Option Plan;

4. Registration Statement (Form S-8 No. 33-20498) pertaining to the Reynolds Metals Company Savings and Investment
    Plan for Salaried Employees;

5. Registration Statement (Form S-3 No. 33-43443) pertaining to the shelf registration of debt securities of Reynolds
    Metals Company;

6. Registration Statement (Form S-8 No. 33-66032) pertaining to the Reynolds Metals Company Savings Plan for Hourly
    Employees;

7. Registration Statement (Form S-3 No. 33-51153) pertaining to the offer and resale of shares of Reynolds Metals
    Company Common Stock by the Trustee of the Reynolds
    Metals Company Pension Plans Master Trust;

8. Registration Statement (Form S-8 No. 33-53847) pertaining to the Employees Savings Plan;

9. Registration Statement (Form S-8 No. 33-53851) pertaining to the Reynolds Metals Company Restricted Stock Plan for
    Outside Directors;

10. Registration Statement (Form S-3 No. 33-59168) pertaining to the registration of debt securities of Reynolds
    Aluminum Company of Canada, Ltd. (formerly known as
    Canadian Reynolds Metals Company Limited);

11. Registration Statement (Form S-8 No. 333-00929) pertaining to the Reynolds Metals Company Performance
    Incentive Plan,

12. Registration Statement (Form S-8 No. 333-03947)
    pertaining to the Reynolds Metals Company 1996
    Nonqualified Stock Option Plan;

and in the related prospectuses of our report dated February 21, 1997, with respect to the consolidated financial statements of Reynolds Metals Company included in this Annual Report (Form 10-
K) for the year ended December 31, 1996.

Ernst & Young LLP

Richmond, Virginia
March 18, 1997